UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

September 21, 2026

QUANOME TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-42140	82-1978491
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

112 W 34th St, FL 18, Room 18022

New York, NY 10120

(Address of Principal Executive Offices and Zip Code)

(778) 888-7232

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value US$0.0001 per share	QNME	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director

On September 21, 2026, the Board of Directors (the “Board”) of Quanome Technologies, Inc. (the “Company”) accepted Ms. Xiaoou Li’s resignation as a member of the Board of Directors (the “Board”), effective immediately (the “Effective Date”). Ms. Li’s resignation from the Board is not due to any disagreement with the Company on any matter relating to its operations, policies or practices.

Appointment of Director

On September 21, 2026, the Board elected Ms. Chao Liu to become a new independent director of the Board, effective immediately, to fill the vacancy created by Ms. Li's resignation. In connection with the election of Ms. Liu, the Board now consists of five members, composed of a majority of independent directors under the Nasdaq Marketplace Rules.

Ms. Chao Liu, age 44, brings more than a decade of leadership experience across investment, real estate and non-profit organizations. Ms. Liu has served as President of Prosperity Alliance Singapore, an affiliate of the United Nations Institute for Training and Research (UNITAR) since 2025, as Chief Executive Officer of The HLW Investment (Singapore) since 2023, and as Chief Executive Officer of The HLW Investment USA since 2013, where Ms. Liu is responsible for real estate investment and property management. Ms. Liu founded the Brotherhood Cup Foundation USA in November 2021 and served as founder of the Brotherhood Cup (China), a charity organization, from 2008 to 2019. Ms. Liu received a Bachelor’s degree in Tourism and Hospitality Management from the University of Surrey in the United Kingdom and a Master’s degree in Human Resource Management from the University of Sydney in Australia.

The Board has determined that Ms. Liu is independent under the corporate governance requirements of Nasdaq, the Company’s Corporate Governance Principles, Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Rule 10C-1 of the Exchange Act. The Board has also determined that Ms. Liu qualifies as a “Non-Employee Director” under Rule 16b-3 of the Exchange Act. Ms. Liu will serve on the Audit Committee, Compensation Committee, and the Nominating and Corporate Governance Committee of the Board.

Ms. Liu’s compensation will be consistent with that of other non-employee directors as previously disclosed in the Company’s Proxy Statement filed with the Securities and Exchange Commission on January 30, 2026. There are no arrangements or understandings between Ms. Liu and any other person pursuant to which Ms. Liu was selected as a director and there are no related party transactions between the Company and Ms. Liu that would require disclosure under Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 21, 2026

Quanome Technologies, Inc.

By:	/s/ Yang Li
Yang Li
Chief Executive Officer

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